Exhibit 3.17

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 09/18/2000 001469572 — 3285974
CERTIFICATE OF CORRECTION
OF
CERTIFICATE OF INCORPORATION
OF
FINANCIAL SYSTEMS INTEGRATORS, INC.

(Pursuant to Section 103 (f) of the General
Corporation Law of the State of Delaware)
     I, the undersigned, being the sole incorporator of FINANCIAL SYSTEMS INTEGRATORS, INC., do hereby certify that the Certificate of Incorporation filed on September 8, 2000 contained an inaccurate record.
     ARTICLE FOURTH provided that the total number of shares of stock which the corporation is authorized to is “Six Million (6,000,000) Shares of Common Stock At $.01 Par Value Each Share.”
     ARTICLE FOURTH should read as follows:
“FOURTH. The total number of shares of stock which this corporation is authorized to issue is:
Six Million (6,000,000) Shares of Common Stock At $.0001 Par Value Each Share.”
     I have duly executed this Certificate of Correction of Certificate of Incorporation this eighteenth day of September, A.D. 2000.

/s/ Ines L. Karnai
Ines L. Karnai
Incorporator

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 09/08/2000 001456385 — 3285974
CERTIFICATE OF INCORPORATION
OF
FINANCIAL SYSTEMS INTEGRATORS, INC.

     FIRST. The name of this corporation shall be:
FINANCIAL SYSTEMS INTEGRATORS, INC.
     SECOND. Its registered office in the State of Delaware is to be located at 2711 Centerville Road Suite 400, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.
     THIRD. The purpose or purposes of the corporation shall be:
     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     FOURTH. The total number of shares of stock which this corporation is authorized to issue is:
Six Million (6,000,000) Shares of Common Stock At $.01 Par Value Each Share.
     FIFTH. The name and address of the incorporator is as follows:
Ines L. Karnai
Corporation Service Company
2711 Centerville Road Suite 400
Wilmington, DE 19808
     SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

     SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.
     IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this eighth day of September, A.D., 2000.

/s/ Ines L. Karnai
Ines L. Karnai
Incorporator

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 09/08/2000 001456385 — 3285974
CERTIFICATE OF INCORPORATION
OF
FINANCIAL SYSTEMS INTEGRATORS, INC.

     FIRST. The name of this corporation shall be:
FINANCIAL SYSTEMS INTEGRATORS, INC.
     SECOND. Its registered office in the State of Delaware is to be located at 2711 Centerville Road Suite 400, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.
     THIRD. The purpose or purposes of the corporation shall be:
     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     FOURTH. The total number of shares of stock which this corporation is authorized to issue is:
Six Million (6,000,000) Shares of Common Stock At $.01 Par Value Each Share.
     FIFTH. The name and address of the incorporator is as follows:
Ines L. Karnai
Corporation Service Company
2711 Centerville Road Suite 400
Wilmington, DE 19808
     SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.